TENTH AMENDMENT TO THE

SECURITIES LENDING AUTHORIZATION AGREEMENT

BETWEEN

WISDOMTREE TRUST

AND

STATE STREET BANK AND TRUST COMPANY

This Tenth Amendment (this “Amendment”) dated as of November 3, 2016 is between WISDOMTREE TRUST (the “Trust”), ON BEHALF OF EACH OF ITS SERIES AS LISTED ON SCHEDULE B TO THE AGREEMENT, SEVERALLY AND NOT JOINTLY (each a “Fund” and collectively, the “Funds”), and STATE STREET BANK AND TRUST COMPANY acting either directly or through any State Street Affiliates (collectively, “State Street”).

Reference is made to the Securities Lending Authorization Agreement, dated September 27, 2013 (as amended and in effect immediately prior to the date of this Amendment, the “Agreement”), between the Trust, on behalf of each of the Funds, and State Street.

WHEREAS, the parties to the Agreement desire to amend the Agreement as set forth below;

NOW, THEREFORE, for value received, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually agree to amend the Agreement as follows:

1. Definitions. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

2. Amendment. Schedule B to the Agreement is hereby amended by deleting it in its entirety and replacing it with the revised Schedule B attached to this Amendment.

3. Representations and Warranties. Each party hereto represents and warrants that (a) it has the legal right, power and authority to execute and deliver this Amendment, to enter into the transactions contemplated hereby, and to perform its obligations hereunder; (b) it has taken all necessary action to authorize such execution, delivery and performance; and (c) this Amendment constitutes a legal, valid and binding obligation enforceable against it.

4. Governing Law; Miscellaneous. This Amendment shall be governed and construed in accordance with the governing law of the Agreement. Except to the extent specifically amended by this Amendment, the provisions of the Agreement shall remain unmodified, and the Agreement is ratified and affirmed as being in full force and effect. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts, together, constitute only one (1) instrument.

5. Effective Date: This Amendment shall be effective as of the date first written above.

State Street: Limited Access

IN WITNESS WHEREOF, each of the parties has caused their duly authorized officer(s) to execute this Tenth Amendment.

WISDOMTREE TRUST, on behalf of each of its series as listed on Schedule B to the Agreement, severally and not jointly

By:

Name:	Jonathan Steinberg
Title:	President

STATE STREET BANK AND TRUST COMPANY

By:

Name:	Gino L. Timperio
Title:	Senior Managing Director

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Schedule B

This Schedule is attached to and made part of the Securities Lending Authorization Agreement dated as of the 27th day of September 2013 between WISDOMTREE TRUST, ON BEHALF OF EACH OF ITS SERIES AS LISTED ON SCHEDULE B, SEVERALLY AND NOT JOINTLY (the “Funds”) and STATE STREET BANK AND TRUST COMPANY acting either directly or through any State Street Affiliate (collectively, “State Street”), as amended.

Fund Name	Fund Ticker	TIN	FYE
WisdomTree Emerging Markets High Dividend Fund (f/k/a WisdomTree Emerging Markets Equity Income Fund)	DEM	20-8688393	Mar 31

WisdomTree Emerging Markets SmallCap Dividend Fund	DGS	26-0555916	Mar 31

WisdomTree Middle East Dividend Fund	GULF	26-2521188	Mar 31

WisdomTree China ex-State-Owned Enterprises Fund (f/k/a WisdomTree China Dividend ex-Financials Fund (CHXF))	CXSE	80-0812156	Mar 31

WisdomTree India Earnings Fund	EPI	20-8271946	Mar 31

WisdomTree Emerging Markets Quality Dividend Growth Fund (f/k/a WisdomTree Emerging Markets Dividend Growth Fund)	DGRE	46-2674559	Mar 31

WisdomTree Emerging Markets Consumer Growth Fund	EMCG	46-2685903	Mar 31

WisdomTree Asia-Pacific ex-Japan Fund	AXJL	20-4184884	Mar 31

WisdomTree Australia Dividend Fund	AUSE	20-4184932	Mar 31

WisdomTree International High Dividend Fund (f/k/a WisdomTree DEFA Equity Income Fund)	DTH	20-4185692	Mar 31

WisdomTree International Equity Fund (f/k/a WisdomTree DEFA Fund)	DWM	20-4185606	Mar 31

WisdomTree Europe SmallCap Dividend Fund	DFE	20-6905697	Mar 31

WisdomTree Global High Dividend Fund (f/k/a WisdomTree Global Equity Income Fund)	DEW	20-4184691	Mar 31

WisdomTree Global ex-U.S. Quality Dividend Growth Fund (f/k/a WisdomTree Global ex-U.S. Dividend Growth Fund)	DNL	20-4184829	Mar 31

WisdomTree International Dividend ex-Financials Fund	DOO	20-4185016	Mar 31

WisdomTree International LargeCap Dividend Fund	DOL	20-4185073	Mar 31

WisdomTree International MidCap Dividend Fund	DIM	20-4185270	Mar 31

WisdomTree International SmallCap Dividend Fund	DLS	20-4185347	Mar 31

WisdomTree Japan SmallCap Dividend Fund	DFJ	20-6905707	Mar 31

WisdomTree Global ex-U.S. Real Estate Fund	DRW	20-8688308	Mar 31

WisdomTree Japan Hedged Equity Fund	DXJ	20-4184758	Mar 31

WisdomTree Europe Hedged Equity Fund	HEDJ	26-3143870	Mar 31

WisdomTree Japan Hedged SmallCap Equity Fund	DXJS	46-2518016	Mar 31

WisdomTree United Kingdom Hedged Equity Fund	DXPS	46-2527487	Mar 31

WisdomTree Germany Hedged Equity Fund	DXGE	46-2567000	Mar 31

WisdomTree Korea Hedged Equity Fund	DXKW	46-2540777	Mar 31

WisdomTree Dividend ex-Financials Fund	DTN	20-4185397	Mar 31

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WisdomTree High Dividend Fund (f/k/a WisdomTree Equity Income Fund)	DHS	20-4184623	Mar 31

WisdomTree LargeCap Dividend Fund	DLN	20-4185467	Mar 31

WisdomTree MidCap Dividend Fund	DON	20-4185514	Mar 31

WisdomTree SmallCap Dividend Fund	DES	20-4185562	Mar 31

WisdomTree Total Dividend Fund	DTD	20-4184568	Mar 31

WisdomTree Earnings 500 Fund	EPS	74-3201195	Mar 31

WisdomTree LargeCap Value Fund	EZY	74-3201187	Mar 31

WisdomTree MidCap Earnings Fund	EZM	74-3201194	Mar 31

WisdomTree SmallCap Earnings Fund	EES	74-3201196	Mar 31

WisdomTree Total Earnings Fund	EXT	74-3201190	Mar 31

WisdomTree U.S. Quality Dividend Growth Fund (f/k/a WisdomTree U.S. Dividend Growth Fund)	DGRW	46-2493891	Mar 31

WisdomTree U.S. SmallCap Quality Dividend Growth Fund (f/k/a WisdomTree U.S. SmallCap Dividend Growth Fund)	DGRS	46-2505717	Mar 31

WisdomTree Managed Futures Strategy Fund	WDTI	27-3084885	Aug 31

WisdomTree Brazilian Real Strategy Fund	BZF	26-1751437	Aug 31

WisdomTree Chinese Yuan Strategy Fund	CYB	26-1751491	Aug 31

WisdomTree Indian Rupee Strategy Fund	ICN	26-1751534	Aug 31

WisdomTree Emerging Currency Strategy Fund	CEW	26-1751963	Aug 31

WisdomTree Bloomberg U.S. Dollar Bullish Fund	USDU	46-4054867	Aug 31

WisdomTree Barclays U.S. Aggregate Bond Negative Duration Fund	AGND	46-4164645	Aug 31

WisdomTree Barclays U.S. Aggregate Bond Zero Duration Fund	AGZD	46-4161103	Aug 31

WisdomTree BofA Merrill Lynch High Yield Bond Negative Duration Fund	HYND	46-4185856	Aug 31

WisdomTree BofA Merrill Lynch High Yield Bond Zero Duration Fund	HYZD	46-4180655	Aug 31

WisdomTree Australia And New Zealand Debt Fund	AUNZ	26-1751379	Aug 31

WisdomTree Emerging Markets Local Debt Fund	ELD	27-2121418	Aug 31

WisdomTree Asia Local Debt Fund	ALD	27-4265822	Aug 31

WisdomTree Global Real Return Fund	RRF	27-0718896	Aug 31

WisdomTree Emerging Markets Corporate Bond Fund	EMCB	80-0774991	Aug 31

WisdomTree Strategic Corporate Bond Fund (f/k/a WisdomTree Global Corporate Bond Fund)	CRDT	90-0912889	Aug 31

WisdomTree Bloomberg Floating Rate Treasury Fund	USFR	46-4494453	Aug 31

WisdomTree Japan Hedged Real Estate Fund	DXJR	46-4422185	Mar 31

WisdomTree Japan Hedged Financials Fund	DXJF	46-4438891	Mar 31

WisdomTree Japan Hedged Capital Goods Fund	DXJC	46-4467563	Mar 31

WisdomTree Japan Hedged Health Care Fund	DXJH	46-4480255	Mar 31

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WisdomTree Japan Hedged Tech, Media & Telecom Fund	DXJT	46-4453204	Mar 31

WisdomTree Japan Hedged Quality Dividend Growth Fund (f/k/a WisdomTree Japan Hedged Dividend Growth Fund)	JHDG	47-3400688	Mar 31

WisdomTree Europe Quality Dividend Growth Fund (f/k/a WisdomTree Europe Dividend Growth Fund)	EUDG	46-4927310	Mar 31

WisdomTree International Hedged Quality Dividend Growth Fund (f/k/a WisdomTree International Hedged Dividend Growth Fund)	IHDG	46-5131276	Mar 31

WisdomTree Emerging Markets ex-State Owned Enterprises Fund	XSOE	47-1905177	Mar 31

WisdomTree Europe Hedged SmallCap Equity Fund	EUSC	47-2887713	Mar 31

WisdomTree CBOE S&P 500 PutWrite Strategy Fund	PUTW	47-3680143	Aug 31

WisdomTree Global ex-U.S. Hedged Dividend Fund	DXUS	47-3901128	Mar 31

WisdomTree International Hedged SmallCap Dividend Fund	HDLS	47-3915070	Mar 31

WisdomTree Japan Quality Dividend Growth Fund (f/k/a WisdomTree Japan Dividend Growth Fund)	JDG	47-3929996	Mar 31

WisdomTree Western Asset Unconstrained Bond Fund	UBND	47-3759159	Aug 31

WisdomTree International Hedged Equity Fund	HDWM	47-4286566	Mar 31

WisdomTree Barclays U.S. Aggregate Bond Enhanced Yield Fund	AGGY	47-4174766	Aug 31

WisdomTree Strong Dollar Emerging Markets Equity Fund	EMSD	47-4131946	Jun 30

WisdomTree Weak Dollar U.S. Equity Fund	USWD	47-4195671	Jun 30

WisdomTree Strong Dollar U.S. Equity Fund	USSD	47-4183178	Jun 30

WisdomTree Europe Local Recovery Fund	EZR	47-4818240	Jun 30

WisdomTree Global ex-U.S. Hedged Real Estate Fund	HDRW	47-4802824	Mar 31

WisdomTree Global Hedged SmallCap Dividend Fund	HGSD	47-4316336	Jun 30

WisdomTree Global SmallCap Dividend Fund	GSD	47-4212050	Jun 30

WisdomTree Dynamic Long/Short U.S. Equity Fund	DYLS	47-5495921	Jun 30

WisdomTree Dynamic Bearish U.S. Equity Fund	DYB	47-5510084	Jun 30

WisdomTree Dynamic Currency Hedged International Equity Fund	DDWM	81-0732705	Jun 30

WisdomTree Dynamic Currency Hedged International SmallCap Equity Fund	DDLS	81-0729300	Jun 30

WisdomTree Dynamic Currency Hedged Europe Equity Fund	DDEZ	81-0709911	Jun 30

WisdomTree Dynamic Currency Hedged Japan Equity Fund	DDJP	81-0751919	Jun 30

WisdomTree International Quality Dividend Growth Fund	IQDG	81-1384613	Mar 31

WisdomTree Emerging Markets Dividend Fund	DVEM	81-1142464	Jun 30

WisdomTree Global ex-Mexico Equity Fund	XMX	81-0973705	Jun 30

WisdomTree Dynamic Currency Hedged Emerging Markets Equity Fund	DYEM	81-0758233	Jun 30

WisdomTree Dynamic Currency Hedged Global ex-U.S. Equity Fund	DYGX	81-0785056	Jun 30

WisdomTree Dynamic Currency Hedged International Quality Dividend Growth Fund	DHDG	81-3659872	Jun 30

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